UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2023, the board of directors (the “Board”) of Planet 13 Holdings Inc. (the “Company”) appointed Lee Fraser to the Board, effective immediately. Mr. Fraser was appointed to the Audit Committee of the Board and will serve as the Chair of the Audit Committee of the Board. Mr. Fraser was also appointed to the Corporate Governance and Nominating Committee and Compensation Committee of the Board. The appointment remains subject to regulatory background investigations.

There are no arrangements or understandings between Mr. Fraser and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Fraser and the Company.

A copy of Company’s press release, dated May 10, 2023, announcing Mr. Fraser’s appointment to the Board is filed as Exhibit 99.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 10, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: May 11, 2023	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: May 11, 2023	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer

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